EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)Registration Statement (Form S-8 No. 333-292255) pertaining to the FedEx Corporation 2019 Omnibus Stock Incentive Plan,

(2)Registration Statement (Form S-8 No. 333-267559) pertaining to the FedEx Corporation 2019 Omnibus Stock Incentive Plan,

(3)Registration Statement (Form S-8 No. 333-234010) pertaining to the FedEx Corporation 2019 Omnibus Stock Incentive Plan,

(4)Registration Statement (Form S-8 No. 333-222198) pertaining to the FedEx Corporation 2010 Omnibus Stock Incentive Plan, as amended, and the FedEx Corporation 2019 Omnibus Stock Incentive Plan,

(5)Registration Statement (Form S-8 No. 333-192957) pertaining to the FedEx Corporation 2010 Omnibus Stock Incentive Plan,

(6)Registration Statement (Form S-8 No. 333-171232) pertaining to the FedEx Corporation 2010 Omnibus Stock Incentive Plan,

(7)Registration Statement (Form S-8 No. 333-45037) pertaining to the FDX Corporation Adjustment Program,

(8)Registration Statement (Form S-8 No. 333-156333) pertaining to the FedEx Corporation Incentive Stock Plan, and

(9)Registration Statement (Form S-3 No. 333-273320) of FedEx Corporation and Federal Express Corporation;

of our reports dated July 20, 2026, with respect to the consolidated financial statements and financial statement schedule of FedEx Corporation and the effectiveness of internal control over financial reporting of FedEx Corporation included in this Annual Report (Form 10-K) of FedEx Corporation for the year ended May 31, 2026.

/s/ Ernst & Young LLP

Memphis Tennessee
July 20, 2026